                                                          EXHIBIT 99.1
                                                          ------------

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                    ----------------------------------------
                            FORM 10-QSB JUNE 30, 2002
                            --------------------------

SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

         1.       Statement of Cash Available for Distribution for the three months ended June 30, 2002:
                   Net income                                                                       $              247,000
                   Add:      Depreciation and amortization charged to income not
                             affecting cash available for distribution                                              47,000
                             Cash to reserves                                                                      (14,000)
                                                                                                    -----------------------

                             Cash Available for Distribution                                        $              280,000
                                                                                                    =======================
                             Distributions allocated to General Partners                            $               22,000
                                                                                                    =======================
                             Distributions allocated to Limited Partners                            $              258,000
                                                                                                    =======================

         2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 2002:

                         Entity Receiving                               Form of
                           Compensation                              Compensation                           Amount
                   ------------------------------  --------------------------------------------------  -----------------
                   Winthrop
                   Management LLC                  Property Management Fees                            $          5,000

                   General Partners                Interest in Cash Available for Distribution         $         22,000

                   Affiliates of the General
                      Partner                      Interest in Cash Available for Distribution         $          1,000
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